Exhibit 7.1

Joint Filing Agreement

This will confirm the agreement by and among all the undersigned that the Statement on Schedule 13D filed on or about this date and any further amendments thereto with respect to beneficial ownership by the undersigned of the Common Stock, par value $0.0001 per share (the “Common Stock”) of Holley Inc., a Delaware corporation (the “Issuer”), and such other securities of the Issuer and its affiliates that the undersigned may acquire or dispose of from time to time. This agreement is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934.

The undersigned further agree that each party hereto is responsible for timely filing of such Statement on Schedule 13D and any further amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate. The undersigned further agree that this Agreement shall be included as an Exhibit to such joint filing.

This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Joint Filing Agreement to be duly executed as of July 26, 2021.

EMPOWER SPONSOR HOLDINGS LLC

By:	/s/ Andrew Spring
Name:	Andrew Spring
Title:	Chief Financial Officer

MIDOCEAN PARTNERS V, L.P.

By:	/s/ Andrew Spring
Name:	Andrew Spring
Title:	Managing Director of GP

MIDOCEAN PARTNERS V EXECUTIVE, L.P.

By:	/s/ Andrew Spring
Name:	Andrew Spring
Title:	Managing Director of GP

MIDOCEAN ASSOCIATES V, L.P.

By:	/s/ Andrew Spring
Name:	Andrew Spring
Title:	Managing Director

ULTRAMAR CAPITAL, LTD.

By:	/s/ James Edward Virtue
Name:	James Edward Virtue
Title:	Chief Executive Officer

JAMES EDWARD VIRTUE

By:	/s/ James Edward Virtue
Name:	James Edward Virtue

[SIGNATURE PAGE TO HOLLEY INC. 13-D JOINT FILING AGREEMENT]